EXHIBIT 99.1
                                                                    ------------




                                  NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                         (818) 591-9800


                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                 FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2005

Woodland Hills, California, November 8, 2005 - Unico American Corporation (NASDAQ - "UNAM") announced today that for its quarter ended September 30, 2005, revenues were $15,204,435 and net income was $1,661,458 ($0.30 diluted income per share) compared with revenues of $15,477,954 and net income of $1,426,213 ($0.26 diluted income per share) for the quarter ended September 30, 2004. Revenues for the nine months ended September 30, 2005, were $46,347,872 and net income was $4,859,951 ($0.87 diluted income per share) compared with revenues of $46,401,559 and net income was $3,917,600 ($0.70 diluted income per share) for the nine months ended September 30, 2004.


Stockholders' equity was $46,588,295 at September 30, 2005, or $8.48 per common share including unrealized after-tax investment losses of $333,249 compared to stockholders' equity of $42,425,325 or $7.72 per common share including unrealized after-tax investment gains of $376,172 at December 31, 2004.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)



                                               Three Months Ended Ended             Nine Months Ended
                                                     September 30                     September 30
                                                     ------------                     ------------
                                                  2005          2004                2005         2004
                                                  ----          ----                ----         ----
Revenues
--------
Insurance Company Revenues
   Premium earned                               $16,047       $17,298             $49,256      $50,612
   Premium ceded                                  3,508         4,798              10,901       13,198
                                                  -----        ------              ------       ------
      Net premium earned                         12,539        12,500              38,355       37,414
   Investment income                              1,047         1,053               3,138        3,168
   Other income                                      31            24                  76           73
                                                 ------        ------              ------       ------
      Total Insurance Company Revenues           13,617        13,577              41,569       40,655

Other Revenues from Insurance Operations
   Gross commissions and fees                     1,378         1,656               4,142        4,996
   Investment income                                 15            10                  44           28
   Finance charges and fees earned                  188           232                 580          714
   Other income                                       6             3                  13            9
                                                 ------        ------              ------       ------
      Total Revenues                             15,204        15,478              46,348       46,402
                                                 ------        ------              ------       ------

Expenses
--------
Losses and loss adjustment expenses               7,900         8,720              24,456       26,329
Policy acquisition costs                          2,620         2,616               7,947        7,739
Salaries and employee benefits                    1,310         1,256               3,869        3,570
Commissions to agents/brokers                       160           227                 518          729
Other operating expenses                            629           540               1,973        2,002
                                                 ------        ------              ------       ------
   Total Expenses                                12,619        13,359              38,763       40,369
                                                 ------        ------              ------       ------

   Income Before Income Taxes                     2,585         2,119               7,585        6,033
Income Tax Provision                                924           693               2,725        2,115
                                                  -----         -----               -----        -----
   Net Income                                    $1,661        $1,426              $4,860       $3,918
                                                  =====         =====               =====        =====


PER SHARE DATA
--------------
Basic
  Earnings Per Share                              $0.30         $0.26               $0.88        $0.71
  Weighted Average Shares (000)                   5,496         5,490               5,496        5,490
Diluted
  Earnings Per Share                              $0.30         $0.26               $0.87        $0.70
  Weighted Average Shares (000)                   5,611         5,581               5,613        5,577


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                62.8%         69.5%               63.5%        70.1%
Underwriting Expenses                              29.5%         29.6%               29.5%        28.9%
                                                   ----          ----                ----         ----
  Combined Ratio                                   92.3%         99.1%               93.0%        99.0%
                                                   ====          ====                ====         ====